UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 27, 2006 (April 27, 2006)
Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13105 (Commission File Number)	43-0921172 (I.R.S. Employer Identification No.)
CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 994-2700
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On April 27, 2006, Arch Coal, Inc. issued a press release announcing that its board of directors had approved a two-for-one stock split of its common stock in the form of a 100% stock dividend. The stock split entitles all stockholders of record on May 5, 2006 to receive a dividend of one share of Arch common stock for every share held on that date. The stock dividend will be distributed on May 15, 2006.
     The board of directors also authorized an increase in the quarterly common stock cash dividend of 50% from $0.08 per share to $0.12 per share (on a pre-split basis). A quarterly cash dividend of $0.06 per share of common stock (on a post-split basis) will be paid on June 15, 2006 to stockholders of record on June 5, 2006.
     A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits
     The following exhibit is attached hereto and filed herewith.

Exhibit
No.	Description
99.1	Press release dated April 27, 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2006	Arch Coal, Inc.
	By:	/s/ Robert G. Jones
Robert G. Jones
Vice President -- Law, General Counsel and Secretary

Exhibit Index

Exhibit
No.	Description
99.1	Press release dated April 27, 2006.